UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of issuer as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500

Plymouth Meeting, Pennsylvania 19462

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Christopher P. Marr resigned as the Senior Vice President and Chief Financial Officer of Brandywine Realty Trust, our sole general partner, effective as of the close of business on June 2, 2006.

Timothy M. Martin, the Vice President – Finance and Treasurer of Brandywine Realty Trust, has become the principal financial officer of Brandywine Realty Trust as of the close of business on June 2, 2006. Mr. Martin, age 35, joined us on April 27, 1997 as Director of Financial Reporting and served as Vice President – Finance and Chief Accounting Officer from April 1, 2004 until January 5, 2006 when he became our Vice President – Finance and Treasurer.

Mr. Martin will be joined by Scott W. Fordham in handling finance-related responsibilities. Mr. Fordham, age 38, became the Vice President and Chief Accounting Officer of Brandywine Realty Trust effective January 5, 2006 upon consummation of our merger with Prentiss Properties Trust. Prior to consummation of the merger, he served as Senior Vice President and Chief Accounting Officer of Prentiss and was in charge of the corporate accounting and financial reporting groups of Prentiss. Mr. Fordham is a Texas CPA. He joined the Prentiss accounting organization in November 1992 and previously worked in public accounting with PricewaterhouseCoopers LLP. Mr. Fordham received a BA in Accounting from Baylor University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P., BY: BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER
Date: June 5, 2006	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Officer